Exhibit 99.1
SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Timothy P. O’Neil (“Employee”) and LOUD Technologies Inc. (hereinafter referred to collectively, with its officers, directors, agents, employees, attorneys, successors, assigns, affiliates, parents, subsidiaries, surviving company or companies by reason of any merger or acquisition, as the “Company”), in order to settle fully and finally any differences between them, including, but in no way limited to, any differences that might have arisen out of Employee’s employment relationship with the Company, and the termination thereof and to promote harmonious relations in the future.
In consideration of the provisions and mutual promises herein contained, it is agreed as follows:
1.	TERMINATION DATE. Employee’s employment with the Company is terminated on June 30, 2007 (“Termination Date”).

2.	SEPARATION PAY. Upon expiration of the revocation period applicable to this Agreement, in consideration for terminating Employee in such a manner as described in Section 1 of this Agreement, the Company shall continue to pay Employee the sum of one hundred thousand dollars ($100,000.00). Payments equal to existing gross pay will follow the normally scheduled pay date until the separation money is paid in full. It is understood that if Employee does not sign this Agreement, his salary will end as of June 30, 2007.
3.     EMPLOYEE BENEFITS PLANS.  Employee’s participation in the Company’s employee benefits plans will continue through the end of June 2007, in accordance with the conditions of the company’s benefits plans. After June 2007, employee will be eligible for insurance coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Company agrees to continue to provide the Employee with the current level of co-pay for medical and dental coverage during the term of the separation pay. Employee is entitled to an additional cash payment for all Paid Time Off (PTO) accrued and unused as of the Termination Date.
4.     STOCK GRANT PROGRAMS.  This Agreement shall not modify the terms of any stock option grant or other equity-based compensation previously provided to Employee, and Employee shall, for purposes of such grants, be considered terminated as of the Termination Date under Section 7 (c.) of the Stock Option Grant Agreement.
5.     RESERVATION OF RIGHTS.  Notwithstanding any other provision of this Agreement, the Company reserves the unilateral right at any time to modify or terminate any benefit plan, bonus program, stock option plan, or fringe benefit program under which Employee participates or may participate, and, in the event of such action, the amount of Employee’s benefits, awards, or grants under such plans or programs shall be determined according to the terms of such plans or programs and not the terms of this Agreement.

6.     GENERAL RELEASE.  In consideration for the above separation pay and the other promises made herein, Employee hereby releases and discharges the Company from any and all liability whatsoever, whether direct or indirect or now known or unknown, from any and all claims, losses, obligations, damages, actions, judgments or demands arising in any way from or out of (a) his/her employment with the Company, or (b) any other matter whatsoever whether or not related to Employee’s employment by the Company. The scope of this release includes, but is not limited to, any and all claims for wages, monies, back pay, overtime, damages, re-employment, attorneys’ fees, emotional distress, stress, discrimination, injuries, medical expenses, wrongful termination, or losses to person, business and property, whether those injuries, damages or losses are known or unknown, or patent or latent, and (c) all claims for relief or remedy under any federal or state laws or regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Rights Act (42 USC Sections 1981-1988), the Equal Pay Act, the Age Discrimination in Employment Act, the American with Disabilities Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, Executive Order 11246, as amended, the National Labor Relations Act and the civil rights, employment and discrimination laws and regulations of the State of Washington, King County and the City of Woodinville, Washington.
7.     RECORDS.  In further consideration for the above separation pay and benefits, Employee shall, upon execution of this Agreement, immediately turn over to the Company all files, memoranda, records, and other documents, physical or personal property which Employee has received from the Company as of the Termination Date and which are the property of the Company.
8.     CONFIDENTIALITY.  Except as required by law, both parties shall keep the terms and existence of this Agreement completely confidential, except that Employee may disclose information concerning this Agreement to his spouse and his professional legal and/or tax advisors; provided, that those individuals will be deemed Employee’s agents and, therefore, also bound by this agreement.
In addition, Employee recognizes and acknowledges that he has had access to certain highly sensitive, special, unique information of the Company that is confidential or proprietary. Employee hereby covenants and agrees that he will not (i) as to trade secrets, so long as they remain trade secrets of the Company and (ii) as to Confidential Information (as hereafter defined), use for himself or others or disclose to any third person any Confidential Information or trade secrets except to authorized representatives of the Company; provided, however, that the foregoing restrictions shall not apply to items that, through no fault of Employee’s have entered the public domain or to items Employee is compelled to disclose by order of any court or administrative body of competent jurisdiction. In case Employee becomes subject to court order or subpoena with respect to the Company’s trade secrets or Confidential Information, he shall provide written notice to the General Counsel of the Company that he is about to be so compelled so that the Company may be afforded an opportunity, should it so choose, to seek a protective order with respect to such information.

For purposes of this Agreement, “Confidential Information” means any data or information with respect to the business conducted by the Company or its subsidiaries on the date of this Agreement, other than trade secrets, that is not generally known by the public. To the extent consistent with the foregoing definitions, Confidential Information includes without limitation:
a.	Reports, pricing, sales manuals and sales training manuals, selling and pricing procedures, marketing programs and procedures and financing methods of the Company, together with any techniques utilized by the Company in designing, developing, manufacturing, testing or marketing its products or in performing services for clients, customers and accounts of the Company;

b.	Customer lists, the special requirements of particular customers, and the current and anticipated requirements of customers generally for the products of the Company;

c.	Any contracts, working drawings, designs, product specifications, software programs, source codes or similar information of the Company;

d.	The specifications of any new products under development by the Company.

e.	The sources of supply for components, packaging or other materials used for production, packaging and distribution of its products by the Company and the quality, prices and usage of those materials; and the business plans and financial statements, reports and projections of the Company.
9.     NO SOLICITATION — NO COMPETITION.  The no solicitation and no competition provisions contained in Employee’s Stock Option Agreement are incorporated in this agreement by reference.
10.     MUTUAL NON-DISPARAGEMENT.  Neither party shall engage in any activities or speech which will disparage or otherwise comment negatively upon the other or the other’s business operations or working conditions. In such regard, the Company shall respond to requests for information about Employee in connection with Employee’s future employment opportunities by indicating the length of his service and his various job titles, and nothing further.
11.     INDEMNIFICATION AND REMEDY FOR BREACH.  Employee shall indemnify and hold the Company harmless from, and defend it against, any and all loss, cost, damage or expense, including, without limitation, attorney fees, incurred by the Company, arising out of any breach of this Agreement by her. Furthermore, if this Agreement is so breached, Employee shall immediately return and/or refund all sums previously paid by the Company under this Agreement and the Company will thereafter have no further obligations to him. Acceptance of the repayment of such monies shall not, however, constitute a waiver by the Company of any other remedies available under this provision. The provisions of Sections 8, 9, 10 and 11 cannot be fully compensated for in the event of breach, and in such event the non-breaching party may seek specific performance thereof.

12.     NO ADMISSION.  This Agreement shall not in any way be construed as an admission by the Company of any acts of discrimination or misconduct whatsoever against Employee or any other person, and the Company specifically disclaims any liability to or discrimination against Employee or any other person, on the part of itself, its employees or its agents.
13.     ADEA WAIVER, WAITING AND REVOCATION PERIODS.  Employee expressly acknowledges that he has been advised and instructed that a) he has the right to consult an attorney and that he should review the terms of this Agreement with counsel of his own selection; b) he has been advised that his waiver and release do not apply to any rights or claims for age discrimination that may arise after the execution date of this Agreement; c) he has been advised that he has up to forty-five (45) days within which to consider, sign and return this Agreement as set forth below and seven (7) days thereafter to revoke his signature as set forth below; d) that he has ample time to study this Agreement, that he has carefully read the terms of this Agreement and is fully aware of the Agreement’s contents and legal effects, and that he executes this Agreement voluntarily and of his own free will. Employee expressly acknowledges and agrees that this Agreement constitutes a knowing and voluntary waiver of rights under the Older Workers Benefit Protection Act. Employee understands that by signing this Agreement prior to the expiration of forty-five (45) days, he waives his right to consider the Agreement for the entire forty-five (45) day period.
Employee understands and agrees that he may accept this Agreement by signing and returning it within forty-five (45) days to the Company. Employee likewise understands that he may revoke this Agreement within seven (7) days following the signing of this Agreement by him, and that this Agreement shall not become effective or enforceable until that revocation period has expired. This Agreement may be revoked by Employee after it has been signed by a writing sent to the Company by certified mail post-marked no later than the seventh (7th) day after the Agreement is signed by Employee (unless that day is a Sunday or a holiday, in which event the period is extended to the next day there is mail service). This Agreement automatically becomes enforceable and effective on the eighth (8th) day after Employee signs this Agreement.
14.     ARBITRATION.  Any and all disputes arising regarding the interpretation, enforcement, or performance of this Agreement shall be resolved by binding, confidential arbitration governed by the Arbitration Rules established by the American Arbitration Association, unless mutually agreed upon by all parties to this agreement. The arbitrator shall have full authority to enforce the Agreement, including injunctive or other equitable relief. The arbitrator’s decision shall be final and binding upon the parties, and shall be enforceable by a court of competent jurisdiction.
15.     GOVERNING LAW.  This Agreement is made and entered into in the State of Washington, and shall in all respects be interpreted, enforced and governed under the laws of Washington State.
16.     EXCLUSIVE JURISDICTION AND VENUE.  The exclusive jurisdiction and venue of any litigation between the parties shall lie in the Superior Court for the State of Washington for King County.

17.     ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between the parties hereto as to the termination of Employee’s employment with the Company, and fully supersedes any and all prior agreements or understandings between them pertaining to the termination of his employment with the Company. It is agreed that this Agreement may be modified only by a subsequent, written agreement, executed by both parties.
18.     ATTORNEY’S FEES.  In the event of any litigation or arbitration arising out of the execution and delivery of this Agreement, or any claimed breach thereof, the prevailing party in such litigation shall be entitled to recover its reasonable attorneys’ fees and reasonable costs of litigation (including on appeal thereof) in addition to any other award or decree granted or given by the court.
19.     HEIRS AND ASSIGNS.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective personal representatives, heirs, successors and/or assigns.
20.     EFFECTIVE DATE.  In the absence of a written revocation by Employee, this Agreement shall become effective upon expiration of the applicable revocation period.
IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the dates indicated below.

Employee
Date: June 1, 2007	By:	/s/ Timothy P. O’Neil
Timothy P. O’Neil

Employer, LOUD Technologies Inc.
Date: June 1, 2007	By:	/s/ James T. Engen
James T. Engen, Chairman of the Board